UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 19, 2021

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of August 19, 2021, the Board of Directors (the “Board”) of PAA GP Holdings LLC (“GP Holdings”) approved and adopted Amendment No. 5 (the “Amendment”) to GP Holdings’ Third Amended and Restated Limited Liability Company Agreement (“LLC Agreement”). The Amendment eliminates all previously negotiated “director designation” rights and requires that all directors be subject to public election. The Amendment, which was consented to by Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”), eliminates Kayne Anderson’s legacy contractual right to designate an individual to serve on the Board without being subject to public election. The Amendment also eliminates all previously negotiated rights, including Kayne Anderson’s right to appoint a Board observer under certain circumstances. The Amendment does not impact the provisions of the LLC Agreement relating to the right of holders of Plains All American Pipeline, L.P.’s (“PAA”) Series A Convertible Preferred Units to appoint a director in the event of a default with respect to the payment of distributions on such securities.

The Board also approved the appointment of Kevin McCarthy, Kayne Anderson’s previously designated director to the Board, to serve as a Director until the Plains GP Holdings, L.P. (“PAGP”) Annual Meeting of Shareholders to be held in May 2022, and the nomination of Mr. McCarthy to stand for election at such Annual Meeting. As a result of this change, together with the amendment of the LLC Agreement in February of this year to require public election of all directors who are current or former members of management, all of the GP Holdings Board Members are now subject to public election. In addition, going forward, Mr. McCarthy will serve as a Director on the same basis as all other non-management directors in terms of the rights, duties, and obligations of Directors.

For additional information regarding Mr. McCarthy, please see PAA’s definitive proxy statement dated April 12, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Amendment included under Item 5.02 above is hereby incorporated by reference under this Item 5.03. Such description is qualified in its entirety by reference to the full text of such Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On August 24, 2021, PAA and PAGP issued a press release announcing the changes described under Item 5.02 and Item 5.03 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment No. 5 dated August 19, 2021 to the Third Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC dated as of February 17, 2017.
99.1	Press Release Dated August 24, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2021	PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President, General Counsel & Secretary

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